  Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Loop Industries, Inc. of our report dated May 7, 2019 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in Loop Industries, Inc.’s Annual Report on Form 10-K for the year ended February 28, 2019. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Montréal, Quebec, Canada

October 8, 2019

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1 CPA auditor, CA, public accountancy permit No. A123498

PricewaterhouseCoopers LLP/s.r.l./s.e.n.c.r.l.

1250 René-Lévesque Boulevard West, Suite 2500, Montréal, Quebec, Canada H3B 4Y1
T: +1 514 205 5000, F: +1 514 876 1502, www.pwc.com/ca